THIRD
                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                              UNILAB CORPOPORATION


                               ARTICLE I. OFFICES

      The principal office of the corporation shall be located at the principal place of business or such other place as the Board of Directors ("Board") may designate. The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

                            ARTICLE II. STOCKHOLDERS

      2.1 Annual Meeting. The annual meeting of the stockholders shall be held on a date and at a time designated by the Board for the purpose of electing directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Board shall cause the meeting to be held as soon thereafter as may be convenient.

      2.2 Special Meetings. The President, the Board, or the holders of not less than one-tenth (1/10th) of all the outstanding shares of the corporation entitled to vote at the meeting, may call special meetings of the stockholders for any purpose.

      2.3 Place of Meeting. All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or by a waiver of notice signed by all of the stockholders entitled to vote at the meeting.

      2.4 Notice of Meeting. The President, the Secretary, the Board, or stockholders calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to vote at the meeting either personally or by mail, not less than ten (10) nor more than sixty (60) days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. At any time, upon written request of the holders of not less than one-tenth (1/10th) of all of the outstanding shares of the corporation entitled to vote at the meeting, it shall be the duty of the Secretary to call a special meeting of stockholders to be held at the principal office at such time as the Secretary may fix, not less than ten (10) nor more than sixty (60) days after receipt of said request, and if the Secretary shall neglect or refuse to issue such call, the person making the request may do so and may fix the date for such meeting. If such notice is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at his or her address as it appears on the stock transfer books of the corporation with postage prepaid. If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company.

      2.5   Waiver of Notice.
            ----------------

            2.5.1 Whenever any notice is required to be given to any stockholder under the provisions of these Bylaws, the Certificate of Incorporation, or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.
            2.5.2 The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      2.6 Fixing of Record Date for Determining Stockholders. For the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders or any adjournment thereof, the Board may fix in advance a date as the record date for any such determination. Such record date shall be not more than sixty (60) days, nor less than ten (10) days prior to the date of such meeting. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. Such a determination shall apply to any adjournment of the meeting.

      2.7 Voting List. At least ten (10) days before each meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order with the address of and number of shares registered in the name of each stockholder. This list shall be kept open at such meeting for the inspection of any stockholder, for any purposes germane to the meeting, during ordinary business hours, for a period of ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held.

      2.8 Quorum. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the stockholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      2.9 Manner of Acting. If a quorum is present, the affirmative vote of the majority of the shares entitled to vote on the subject matter (whether or not represented at the meeting) shall be the act of the stockholders, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware.

      2.10 Proxy. A stockholder may vote by proxy executed in writing by the stockholder or by his or her attorney-in-fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. A proxy shall become invalid three (3) years after the date of its execution, unless otherwise provided in that proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment thereof.

      2.11 Voting of Shares. The holders of shares of the common stock, on the basis of one vote per share, shall have the right to vote for the election of members of the Board of this corporation and the right to vote on all other matters. In the election of directors, each stockholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or her for as many persons as there are directors to be elected and for whose election he has the right to vote. However, the right to cumulate votes in the election of directors shall not exist with respect to shares of stock of this corporation.

      2.12 Action by Stockholders Without a Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Section 10 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this section.


                         ARTICLE III. BOARD OF DIRECTORS

      3.1 General Powers. The business and affairs of the corporation shall be managed by the Board.

      3.2 Number and Qualification. The Board shall be composed of not less than three (3) nor more than seven (7) directors, the specific number to be set by resolution of the Board or the stockholders. No reduction of the authorized number of directors shall have the effect of removing any director before that director's term of office expires. Directors shall be natural persons of the age of eighteen years or older, but need not be residents of the State of Delaware or stockholders of the corporation.

      3.3 Election and Term. Except as otherwise provided by law or these Bylaws, directors shall be elected at the annual meeting of the stockholders or at a special meeting of the stockholders called for that purpose. The directors shall hold office until their respective successors are duly elected and qualified or until their earlier death, resignation or approval.

      3.4 Annual and Regular Meetings. An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board may specify the time and place either within or without the State of Delaware for holding regular meetings without other notice than such resolution.

      3.5 Special Meetings. Special Board meetings may be called by or at the request of the President, the Secretary or any one director. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special Board meeting called by them.

      3.6 Meetings by Telephone. Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.

      3.7 Notice of Special Meetings. Notice of a special Board meeting shall be given to a director in writing delivered to the director at his or her address shown on the records of the corporation. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting.

            3.7.1 Personal Delivery. If delivery is by personal service, the notice shall be effective if delivered at such address at least two (2) days before the meeting.

            3.7.2 Delivery by Mail. If notice is delivered by mail, the notice shall be deemed effective if deposited in the official government mail properly addressed with postage prepaid at least five (5) days before the meeting.

            3.7.3 Delivery by Telegraph. If notice is delivered by telegraph, the notice shall be deemed effective if the content thereof is delivered to the telegraph company at least three (3) days before the meeting.

      3.8   Waiver of Notice.
            ----------------

            3.8.1 Whenever any notice is required to be given to any director under the provisions of these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the waiver of notice of such meeting.

            3.8.2 The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      3.9 Quorum. A majority of the total number of directors shall constitute a quorum for the transaction of business at any Board meeting but, if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

      3.10 Manner of Acting. The act of the majority of the directors present at a meeting at which there is a quorum shall be the act of the Board, unless the vote of a greater number is required by these Bylaws, the Certificate of Incorporation or the General Corporation Law of Delaware.

      3.11 Presumption of Assent. A director of the corporation present at a Board meeting at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent is entered in the minutes of the meeting, or unless such director files a written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or forwards such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. A director who voted in favor of such action may not dissent.

      3.12 Action by Board or Committees Without a Meeting. Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

      3.13 Resignation. Any director may resign at any time by delivering notice to the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      3.14 Removal. Any director or the entire Board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.

      3.15 Vacancies. Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

      3.16  Committees.
            ----------

            3.16.1 Appointment. The Board, by resolution passed by a majority of the whole Board, may from time to time appoint from among its members one or more committees, each of which shall consist of one or more directors and, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at a meeting and that are not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

            3.16.2 Authority. No committee created pursuant to Article 3.16.1 hereof shall have the authority to: (1) declare dividends or distributions, except at a rate or in periodic amount determined by the Board, (2) approve or recommend to stockholders actions or proposals required by the General Corporation Law of Delaware to be approved by stockholders, (3) fill vacancies on the Board or any committee thereof, (4) amend these Bylaws, (5) authorize or approve the reacquisition of shares unless pursuant to general formula or method specified by the Board, (6) fix compensation of any director for serving on the Board or on any committee, (7) approve a plan of merger, consolidation, or exchange of shares not requiring stockholder approval, (8) reduce earned or capital surplus, or (9) appoint other committees of the Board or members thereof, (10) amend the certificate of incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 151(a) of the General Corporation Law of Delaware, fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the corporation or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the corporation or fix the number of shares of any series of stock or authorize the increase or decrease of the shares of any series), (11) recommend to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, (12) recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, (13) authorize the issuance of stock, or (14) adopt a certificate of ownership and merger pursuant to Section 253 of the General Corporation Law of Delaware.

            3.16.3 Minutes of Meetings. All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

            3.16.4 Resignation. Any member of any committee may resign at any time by delivering written notice thereof to the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            3.16.5 Removal. The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the whole Board.

      3.17 Compensation. By Board resolution, directors and committee members may be paid their expenses, if any, for attendance at each Board or committee meeting or for all or portions of days spent working at the request of the corporation on its affairs, or a fixed sum for attendance at each Board or committee meeting or for all or portions of days spent working at the request of the corporation on its affairs, or a stated salary as director or a committee member, or a combination of the foregoing. No such payment shall preclude any director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

                              ARTICLE IV. OFFICERS

      4.1 Number. The officers of the corporation shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board. One or more Vice Presidents and such other officers and assistant officers, may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these Bylaws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two (2) or more offices may be held by the same person.

      4.2 Election and Term of Office. The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns, or is removed, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

      4.3 Resignation. Any officer may resign at any time by delivering written notice to the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      4.4 Removal. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

      4.5 Vacancies. A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the Board for the unexpired portion of the term, or for a new term established by the Board.

      4.6 President. The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board, and subject to the Board's control, shall supervise and control all of the assets, business and affairs of the corporation.

      4.7 Vice President. Any Vice President appointed by the Board shall perform such duties as from time to time may be assigned to him or her by the President or by the Board.

      4.8 Secretary. The Secretary shall: (a) keep the minutes of meetings of the stockholders and the Board in one or more books provided for that purpose;
(b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and seal of the corporation; (d) keep registers of the post office address of each stockholder and director; (e) sign certificates for shares of the corporation; (f) have general charge of the stock transfer books of the corporation; (g) sign with the President, or other officer authorized by the President or the Board, deeds, mortgages, bonds, contracts, or other instruments; and (h) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

      4.9 Treasurer. The Treasurer shall have charge and custody of and be responsible for all funds and securities of the corporation, and in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the office.

      4.10 Salaries. The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

               ARTICLE V.  CONTRACTS, LOANS, CHECKS AND DEPOSITS

      5.1 Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation. Such authority may be general or confined to specific instances.

      5.2 Loans. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

      5.3 Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

      5.4 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

                       ARTICLE VI. CERTIFICATES FOR SHARES
                         AND THEIR TRANSFER - DIVIDENDS

      6.1 Issuance of Shares. No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

      6.2   Dividends.  No dividends to stockholders of the corporation shall
            ---------
be declared unless authorized by the Board.

      6.3 Certificates for Shares. Certificates representing shares of the corporation shall be signed by or bear the facsimile signature of the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary and shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent, or registrar at the date of issue. All certificates shall be consecutively numbered or otherwise identified.

      6.4 Transfer Agents and Registrars. The Board may, in its discretion, appoint responsible banks or trust companies in such city or cities as the Board may deem advisable, from time to time, to act as transfer agents and registrars of the stock of the corporation and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars.

      6.5 Restriction on Transfer. Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws or unless in any particular transaction or series of transactions the corporation has otherwise adequately provided for transfer restrictions under applicable securities laws, all certificates representing shares of the corporation shall bear the following legend on the face of the certificate or on the reverse of the certificate if a reference to the legend is contained on the face:

            THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS (THE "ACTS"), HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED UNLESS A REGISTRATION STATEMENT UNDER THE ACTS IS IN EFFECT WITH REGARD THERETO OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. AN OPINION OF COUNSEL SHALL, UPON REQUEST BY THE COMPANY, BE FURNISHED OPINING AS TO THE AVAILABILITY OF AN EXEMPTION.

      6.6 Transfer of Shares. Shares may be transferred by delivery of the certificates therefor, accompanied either by an assignment in writing on the back of the certificates or by written power-of-attorney to sell, assign and transfer the same, signed by the record holder thereof; but no transfer shall affect the right of the corporation to pay any dividend upon the shares to the holder of record thereof, or to treat the holder of record as the holder in fact thereof for all purposes, and no transfer shall be valid, except between the parties thereto, until such transfer shall have been made upon the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and cancelled.

      6.7 Lost or Destroyed Certificates. In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.

                         ARTICLE VII. BOOKS AND RECORDS

      The corporation shall keep correct and complete books and records of account, stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

                            ARTICLE VIII. FISCAL YEAR

      The fiscal year of the corporation shall be established by resolution of the Board.

                                ARTICLE IX. SEAL

      The seal of the corporation, if any, shall be in such form as required by law and as shall be approved by the Board.

                           ARTICLE X. INDEMNIFICATION

      To the full extent permitted by the General Corporation Law of Delaware, the corporation shall indemnify any person who was or is a party or is threatened to be made a party to any civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the right of the corporation or otherwise) by reason of the fact that he or she is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding; and the Board may, at any time, approve indemnification of any other person which the corporation has the power to indemnify under the General Corporation Law of Delaware. The indemnification provided by this article shall not be deemed exclusive of any other rights to which a person may be entitled as a matter of law or by contract or by vote of the Board or the stockholders. The corporation may purchase and maintain indemnification insurance for any person to the extent provided by applicable law.

                             ARTICLE XI. AMENDMENTS

      These Bylaws may be altered, amended or repealed and new bylaws may be adopted by a majority vote of the Board at any regular or special meeting of the Board, subject to the power of the stockholders to make, amend or repeal such Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote thereon at any annual meeting or at a special meeting called for that purpose or by written consent.

      The foregoing Bylaws were adopted by the Board on the 5th day of September, 2000.


                                          ----------------------------------
                                          Secretary